Press Release

RLJ Lodging Trust Reports First Quarter 2023 Results

- Q1 RevPAR increased 27.0% from 2022
- Repurchased $40 million of common shares
- Increased quarterly dividend to $0.08 per common share

Bethesda, MD, May 4, 2023 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2023.

First Quarter And Year To Date Highlights
•Portfolio Comparable RevPAR of $136.45, an increase of 27.0% from Q1 2022 and achieved 95% of the comparable period in 2019
•Total revenue of $314.5 million
•Net income of $10.5 million
•Net income per diluted share attributable to common shareholders of $0.03
•Comparable Hotel EBITDA of $90.9 million
•Adjusted EBITDA of $82.7 million
•Adjusted FFO per diluted common share and unit of $0.35
•Repurchased approximately 3.9 million common shares for approximately $40 million at an average price per share of $10.22
•Increased quarterly dividend by 60% to $0.08 per common share
•Exercised option to extend maturity of $225 million of term loans and a $200 million secured loan to 2024

“We are pleased to see the positive momentum in lodging fundamentals continue, especially in urban markets which benefited from further improvement in business travel, strong group demand, healthy leisure and rising international travel.” commented Leslie D. Hale, President and Chief Executive Officer. “These positive trends allowed our portfolio to achieve strong year-over-year RevPAR growth with continuing pricing power, which led to our first quarter results coming in ahead of our expectations. A number of our key urban markets including San Diego, New York and Washington DC, exceeded 2019 ADR by 10% or more during the quarter. Additionally, we continued to demonstrate the optionality that our strong balance sheet provides by executing on our incremental growth initiatives, opportunistically repurchasing our shares on a leverage neutral basis and meaningfully increasing our quarterly dividend by 60%, which underscore the benefits of our strong free cash flow profile."

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2023	2022
Operational Overview: (1)
Comparable ADR	$199.07	$175.82
Comparable Occupancy	68.5%	61.1%
Comparable RevPAR	$136.45	$107.42

Financial Overview:
Total Revenues	$314,503	$242,899
Comparable Hotel Revenue	$314,488	$242,510

Net Income (Loss)	$10,514	($15,469)

Comparable Hotel EBITDA (2)	$90,926	$63,251
Comparable Hotel EBITDA Margin	28.9%	26.1%
Adjusted EBITDA	$82,685	$54,594

Adjusted FFO	$56,080	$23,894
Adjusted FFO Per Basic and Diluted Common Share and Unit	$0.35	$0.14
Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of March 31, 2023.
(2) Comparable Hotel EBITDA for the three months ended March 31 2022 excludes $0.2 million net income from sold hotels. Comparable Hotel EBITDA for the three months ended March 31, 2022 includes $0.1 million net income from acquired hotels.

Operational Update
During the first quarter, the Company’s portfolio generated Comparable RevPAR of $136.45, an increase of 27.0% from the comparable period in 2022 and achieved 95% of the comparable period in 2019. Occupancy during the first quarter of 2023 increased by 12.2% while ADR increased by 13.2% compared to the comparable period in 2022, achieving 90% and 105% of occupancy and ADR for the comparable period in 2019, respectively. The Company’s strong performance during the first quarter was positively impacted by broad based improvement in all segments of demand, most notably in urban markets where the Company generates over two-thirds of its earnings.

Share Repurchases
Year-to-date through May 4, 2023, the Company has repurchased approximately 3.9 million common shares for approximately $40 million, at an average price per share of $10.22, including 1.2 million shares repurchased so far during the second quarter for $12.5 million at an average price per share of $10.21.

The Company's Board of Trustees recently approved a new one-year share repurchase program to acquire up to an aggregate $250.0 million of common and preferred shares under the same terms as the expiring program.

Balance Sheet
As of March 31, 2023, the Company had approximately $1.1 billion of total liquidity, comprising approximately $474.3 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding, 93% of which is currently either fixed or hedged.

During the first quarter of 2023, the Company drew down the final $95 million in proceeds on its amended $200 million term loan and utilized these proceeds to pay off $94 million in term loans maturing in January 2023. Additionally, the Company extended the maturity to January 2024 of approximately $225 million of its term loans maturing in January 2023, and $200 million of a secured loan maturing in 2023 to April 2024.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.08 per common share of beneficial interest of the Company. The dividend was paid on April 17, 2023 to shareholders of record as of March 31, 2023.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 28, 2023 to shareholders of record as of March 31, 2023.

Q2 2023 Outlook
Based on current trends and assuming no materials disruptions to travel caused by pandemics or worsening macro-economic conditions, the Company's second quarter 2023 is as follows:

Q2 2023
Comparable RevPAR	$155.00 to $159.00
Comparable Hotel EBITDA	$121.0M to $130.0.M
Adjusted EBITDA	$112.0M to $121.0M
Adjusted FFO per diluted share	$0.51 to $0.57

No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 5, 2023 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and comparable operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax benefit or expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax benefit or expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotels
For the three months ended March 31, 2023 and 2022, Comparable adjustments included the following acquired hotel:
•21c Hotel Nashville acquired in July 2022

Comparable adjustments: Sold hotels
For the three months ended March 31, 2022, comparable adjustments included the following sold hotels:
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Investment in hotel properties, net	$4,165,843	$4,180,328
Investment in unconsolidated joint ventures	7,260	6,979
Cash and cash equivalents	474,332	481,316
Restricted cash reserves	31,244	55,070
Hotel and other receivables, net of allowance of $323 and $319, respectively	41,178	38,528
Lease right-of-use assets	135,480	136,915
Prepaid expense and other assets	76,615	79,089
Total assets	$4,931,952	$4,978,225
Liabilities and Equity
Debt, net	$2,219,284	$2,217,555
Accounts payable and other liabilities	144,775	155,916
Advance deposits and deferred revenue	27,904	23,769
Lease liabilities	116,193	117,010
Accrued interest	11,144	20,707
Distributions payable	19,412	14,622
Total liabilities	2,538,712	2,549,579
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2023 and December 31, 2022	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 160,077,784 and 162,003,533 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,601	1,620
Additional paid-in capital	3,034,682	3,054,958
Distributions in excess of net earnings	(1,057,939)	(1,049,441)
Accumulated other comprehensive income	34,175	40,591
Total shareholders’ equity	2,379,455	2,414,664
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,264	6,313
Noncontrolling interest in consolidated joint ventures	7,521	7,669
Total noncontrolling interest	13,785	13,982
Total equity	2,393,240	2,428,646
Total liabilities and equity	$4,931,952	$4,978,225
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2023	2022
Revenues
Operating revenues
Room revenue	$260,832	$205,779
Food and beverage revenue	33,288	20,901
Other revenue	20,383	16,219
Total revenues	314,503	242,899
Expenses
Operating expenses
Room expense	66,051	53,828
Food and beverage expense	26,137	16,169
Management and franchise fee expense	26,182	20,388
Other operating expenses	82,624	68,654
Total property operating expenses	200,994	159,039
Depreciation and amortization	44,996	46,865
Property tax, insurance and other	24,648	22,513
General and administrative	13,656	14,134
Transaction costs	20	62
Total operating expenses	284,314	242,613
Other income, net	849	7,285
Interest income	3,664	172
Interest expense	(24,130)	(24,561)
Gain on sale of hotel properties, net	—	1,417
Income (loss) before equity in income from unconsolidated joint ventures	10,572	(15,401)
Equity in income from unconsolidated joint ventures	281	122
Income (loss) before income tax expense	10,853	(15,279)
Income tax expense	(339)	(190)
Net income (loss)	10,514	(15,469)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(17)	104
Noncontrolling interest in consolidated joint ventures	148	118
Net income (loss) attributable to RLJ	10,645	(15,247)
Preferred dividends	(6,279)	(6,279)
Net income (loss) attributable to common shareholders	$4,366	$(21,526)
Basic per common share data:
Net income (loss) per share attributable to common shareholders - basic	$0.03	$(0.13)
Weighted-average number of common shares	159,483,268	164,179,661
Diluted per common share data:
Net income (loss) per share attributable to common shareholders - diluted	$0.03	$(0.13)
Weighted-average number of common shares	160,143,748	164,179,661
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2023	2022
Net income (loss)	$10,514	$(15,469)
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	44,996	46,865
Gain on sale of hotel properties, net	—	(1,417)
Noncontrolling interest in consolidated joint ventures	148	118
Adjustments related to consolidated joint venture (1)	(43)	(49)
Adjustments related to unconsolidated joint venture (2)	237	295
FFO	49,573	24,064
Transaction costs	20	62
Pre-opening costs (3)	222	234
Amortization of share-based compensation	5,692	5,185
Non-cash income tax expense	—	(135)
Non-cash interest expense related to discontinued interest rate hedges	482	336
Derivative gains in accumulated other comprehensive income reclassified to earnings (4)	—	(5,866)
Other expenses (5)	91	14
Adjusted FFO	$56,080	$23,894

Adjusted FFO per common share and unit-basic	$0.35	$0.14
Adjusted FFO per common share and unit-diluted	$0.35	$0.14

Basic weighted-average common shares and units outstanding (6)	160,255	164,951
Diluted weighted-average common shares and units outstanding (6)	160,916	165,516
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(5)Represents expenses outside of the normal course of operations.
(6)Includes 0.8 million weighted-average operating partnership units for the three month periods ended March 31, 2023 and 2022.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2023	2022
Net income (loss)	$10,514	$(15,469)
Depreciation and amortization	44,996	46,865
Interest expense, net of interest income	20,466	24,389
Income tax expense	339	190
Adjustments related to unconsolidated joint venture (1)	345	407
EBITDA	76,660	56,382
Gain on sale of hotel properties, net	—	(1,417)
EBITDAre	76,660	54,965
Transaction costs	20	62
Pre-opening costs (2)	222	234
Amortization of share-based compensation	5,692	5,185
Derivative gains in accumulated other comprehensive income reclassified to earnings (3)	—	(5,866)
Other expenses (4)	91	14
Adjusted EBITDA	82,685	54,594
General and administrative	7,964	8,949
Other corporate adjustments	470	(166)
Consolidated Hotel EBITDA	91,119	63,377
Comparable adjustments - income from sold hotels	(193)	(191)
Comparable adjustments - income from acquired hotels	—	65
Comparable Hotel EBITDA	$90,926	$63,251
Notes: Comparable statistics reflect the Company's 96 hotel portfolio owned as of March 31, 2023.
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(4)Represents expenses outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except %)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended March 31,
	2023	2022
Total revenue	$314,503	$242,899
Comparable adjustments - revenue from sold hotels	—	(2,220)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	1,846
Other corporate adjustments / non-hotel revenue	(15)	(15)
Comparable Hotel Revenue	$314,488	$242,510

Comparable Hotel EBITDA	$90,926	$63,251

Comparable Hotel EBITDA Margin	28.9%	26.1%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except %)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of March 31, 2023 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels (4)	3	Apr 2024	Floating	4.35%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	4.89%	85,000
Weighted Average / Mortgage Total				4.08%	$406,000

Corporate Debt
Revolver (5)	4	May 2025	Floating	-	$—
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	3.43%	200,000
$400 Million Term Loan Maturing 2024	5	January 2024	Floating	6.71%	151,683
$225 Million Term Loan Maturing 2024	5	January 2024	Floating	4.57%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	3.27%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.96%	$1,824,656

Weighted Average / Total				3.98%	$2,230,656
Notes:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of March 31, 2023.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) In April 2023 the Company exercised the right to a one-year extension on this loan.
(5) As of March 31, 2023, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.